Beyond Commerce Acquires Minority Stake in CityFreighter, an Electric Vehicle Last Mile Delivery Company

CityFreighter’s Class 3 Full-Electric BoxVan to Redefine the Last Mile

LAS VEGAS, NV (Accesswire) – November 30, 2021 – Beyond Commerce, Inc. (OTC Pink: BYOC) (the “Company”), a provider of B2B internet marketing analytics, technologies and services, is pleased to announce

PHASE II CityFreighter CF1 Beta ACT EXPO Long Beach 2021

Functional and drivable, equipped with 150kW 260Nm E-Axle, Steer by Wire Option and 77 kWh NMC Battery, Heat pump based thermo management system.

CityFreighter targets commercial production in late-2022 / early-2023.

CityFreighter Inc. was incorporated in 2018 in Delaware to develop smart and innovative transport solutions, to lower the TCO, and to optimize the operational efficiency for drivers and fleet operators.

CityFreighter recently unveiled the CF1 Beta version, a class 3 full-electric BoxVan, developed for last-mile delivery. The CF1 combines the space advantages of a box truck with the excellent maneuverability of a cargo van and provides best of class payload capacities, further introducing new features in this class like a heat pump based thermal management system and steer by wire capabilities. The CF1 Technology is modular, customizable and lightweight. CityFreighter developed its own skateboard; flexible to implement different wheelbases and optional battery configurations.

The earlier PHASE I CityFreighter was a proof of concept and debuted at ACT EXPO Long Beach 2019 – as functional and drivable.

Geordan Pursglove, Beyond Commerce’s Chief Executive Officer, commented, “Our initial investment for a minority stake in CityFreighter provides Beyond Commerce shareholders a potential huge upside in value. While other comparable Electric Vehicle startups are valued at hundreds of millions to billions of dollars, we were able to attain such an investment because of our relationships and strategic potential of Service 800 being able to provide customer service and data collection for CityFreighter. We made the investment to build a strategic partnership to help them with their data capture and telematics in the future.”

Pursglove, continued, “E-commerce has grown significantly in the past decade, as new digital business models and smarter logistics concepts enable both instant and same-day deliveries (respectively growing 36% and 17% a year). While Covid-19 has amplified and accelerated this trend, elevated e-commerce and time-definite delivery levels should remain above the pre-Covid-19 baseline in the long-term. A major challenge confronting the continued acceleration of e-commerce is the last mile solution. We believe CityFreighter provides an ideal Electric Vehicle solution.”

For additional information on CityFreighter, please visit: https://www.cityfreighter.com.

About Beyond Commerce, Inc.

Beyond Commerce, Inc. (OTC Pink: BYOC) is focused on business combinations of “big data” companies in global B2B internet marketing analytics, technologies and services. The Company’s objective is to develop and deploy disruptive strategic software technology that will build on organic growth potential and to exploit cross-selling opportunities. Beyond Commerce plans to offer a cohesive global digital product and services platform to provide clients with a single point of contact for their big data, marketing and related sales initiatives. For additional information, please visit: https://beyondcommerceinc.com and https://www.service800.com.

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Contact Information:

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ClearThink

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